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                                                                    Exhibit 2n.2

                         Consent of Independent Auditors

     We consent to the incorporation by reference in this Registration Statement on Form N-2 of our reports dated (a) January 25, 2002, with respect to the consolidated financial statements including the consolidated schedules of investments of MCG Capital Corporation and (b) April 11, 2002 with respect to the senior securities tables of MCG Capital Corporation included in the Registration Statement (Form N-2 No. 333-86286), filed with the Securities and Exchange Commission.

     We also consent to the reference to our firm under the captions "Selected Consolidated Financial and Other Data", "Senior Securities" and "Experts" in this Registration Statement on Form N-2.


                                                  /s/  Ernst & Young LLP

Richmond, Virginia
June 11, 2002